Exhibit 10.22

J. Elmer Turner, REALTORS, Inc

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

COMMERCIAL LEASE AGREEMENT

between

Pasha & Sina, Inc.

(Landlord)

and

Harper & Jones, LLC

(Tenant)

TABLE OF CONTENTS

Article

1.	Defined Terms	2
2.	Lease and Term	8
3.	Rent and Security Deposit	9
4.	Taxes	10
5.	Insurance and Indemnity	10
6.	Use of Premises	12
7.	Property Condition, Maintenance, Repairs and Alterations	13
8.	Damage or Destruction	16
9.	Condemnation	16
10.	Assignment and Subletting	17
11.	Default and Remedies	17
12.	Landlord’s Contractual Lien	20
13.	Protection of Lenders	21
14.	Environmental Representations and Indemnity	22
15.	Professional Service Fees	23
16.	Miscellaneous and Additional Provisions	25

J. Elmer Turner REALTORS, Inc. 2626 Cole Avenue Dallas TX 75204	Phone: (214) 954-1221	Fax:	2736 Routh St.
Logan Turner

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COMMERCIAL LEASE AGREEMENT

[Throughout this Lease, complete all blanks and check all boxes that apply. Blanks not completed and boxes not checked do not apply.]

For good and valuable consideration, the parties to this Commercial Lease Agreement (the “Lease”) agree as follows:

ARTICLE ONE

DEFINED TERMS

As used in this Lease, the terms set forth in this Article One have the following meanings:

1.01	Effective Date: The last date beneath the signatures of Landlord and Tenant on this Lease.

1.02	Landlord:	Pasha & Sina, Inc.
	Address:	15175 Quorum Dr
Addison, Texas 75001
	Telephone:	(214)598-2191	Fax:
	Email:	pashaheidari@sbcglobal.net

1.03	Tenant:	Harper & Jones, LLC
	Address:	2736 Routh St
Dallas, TX 75204
	Telephone:	(972)564-8336	Fax:
Email:

1.04	Premises [include Suite or Unit No., if applicable]:	2736 Routh Street

	A. Building Name:	2736 Routh Street

	B. Street address:	2736 Routh St
Dallas, TX 75201-1970
		in	Dallas	County, Texas.

C. Legal description: The property on which the Premises are situated is described as; BEING a building on Part of Lot 7, Block 3/955 in the Ahab Bowen Homestead Addition to the City of Dallas, save and except the small office addition attached to the rear of the main building.

and may be more particularly described on the attached Exhibit “A”, Survey or Legal Description (the “Property”). The term “Property” includes the land described on Exhibit “A”, and any improvements on the land (including the Premises).

D. Floor Plan or Site Plan: Being a floor area of approximately           2,860           square feet, or a land area of approximately           n/a           square feet or approximately            n/a            acres, and being more particularly shown in outline form on the attached Exhibit “B”, Floor Plan or Site Plan.

COMMERCIAL LEASE AGREEMENT – Page 2

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E. Tenant’s Pro Rata Share:           94.000%.

1.05       Term:        3        years and        four        months beginning on        See Additional Provisions        ,          (the “Commencement Date”) and ending on        June 30        , 2022         (the “Expiration Date”). Unless the context requires otherwise, references in this Lease to the “Term” include any renewal or extension of this Lease. [See Addendum “A”, Renewal Options, if applicable].

1.06       Base Rent: Base Rent is due and payable in monthly installments during the Term of this Lease as set forth in this Section. Base Rent and all other sums due or payable by Tenant to Landlord under this Lease are collectively referred to in this Lease as the “Rent”

Base Rent Payment Schedule

On or before the first day of each month during the Term of this Lease, Tenant shall pay monthly installments of Base Rent as follows:

	Dates			Monthly Base Rent
From	Month Zero (0)	to	Month Three (3)	$		;
From	Month Four (4)	to	Month Twelve (12)		$6,500.00	;
From	Month Thirteen (13)	to	Month Thirteen (13)	$		;
From	Month Fourteen (14)	to	Month Twenty-Four (24)		$6,825.00	;
From	Month Twenty-Five (25)	to	Month Forty(40)		$7,166.00	;
From		to		$		;

[Rent for any Renewal Term is determined pursuant to a separate Addendum, if applicable, and should not be set forth here.]

1.07       ~~Percentage-Rental Rate:                             %. [See Addendum “D”, Percentage Rental and Gross Sales Reports, if applicable]~~

1.08       Security Deposit: $ 6,500.00                     (due upon execution of this Lease). [See Section 3.04]

1.09       Expense Reimbursements:

A. Tenant shall pay Landlord as additional Rent (or pay the charges directly to the service provider, if applicable) the following expenses (or a portion of the expenses, if applicable) (each an “Expense Reimbursement” and collectively the “Expense Reimbursements”) that are incurred by or assessed against the Premises (as each of these terms is defined in this Lease) [check all boxes that apply]:

☐  Real Estate Taxes;

☐  Insurance Premiums;

☐  Common Area Maintenance (CAM) Expenses;

☐  Operating Expenses;

☐  Roof and Structural Maintenance Expenses;

☒  Electricity;

☒  Cable;

☒  Gas;

☒  Internet Access;

COMMERCIAL LEASE AGREEMENT – Page 3

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☒  Water;

☒  Sewer;

☒  Telephone;

☒  Trash Removal; and

☒  All other Utilities.

B.	Expense Definitions.

~~1.    Real Estate Taxes. “Real Estate Taxes” means all general real-estate taxes, ad valorem taxes, general and special assessments, parking surcharges, rent taxes, and other similar government charges levied against or applicable to the Property for each calender year.~~

~~2.    Insurance Premiums. “Insurance Premiums” means all Landloard’s insurance premiums attributable to the Property, including but not limited to insurance for fire, casualty, general liability, property damage, medical expenses, extended severage, and less of rents coverage for up to 12 months’ Rent.~~

3.    Common Area Maintenance Expenses. “Common Area Maintenance Expenses” or “CAM Expenses” means all costs of maintenance, inspection and repairs of the Common Areas of the Property, including, but not limited to, those costs for security, lighting, painting, cleaning, decorations and fixtures. Utilities, ice and snow removal, trash disposal, ~~project signs, reef repairs,~~ pest control, ~~project promotional expenses, property owners’ association dues, wages and salary costs of maintenance personnel, and other expenses benefiting all the Property that may be incurred by Landlord, in its discretion, including sales taxes and a reasonable service charge for the administration thereof.~~ The term “Common Areas” is defined as that part of the Property intended for the collective use of all tenants including, but not limited to, the parking areas, driveways, loading areas, landscaping, gutters and downspouts, plumbing, electrical systems, HVAC systems ~~roof~~, exterior walls, sidewalks, ~~malls, promenades (enclosed or otherwise), meeting rooms, doors, otherwise), meeting rooms~~, doors, windows, corridors and public rest rooms. CAM Expenses do not include the cost of capital Improvements, the cost of management office equipment and furnishings, depreciation on Landlord’s original investment, the cost of tenant improvements, real estate brokers’ fees, advertising of space for lease, or interest or depreciation on capital investments.

~~4.    Operating Expenses. “Operating Expenses” means all costs of ownership, building management, maintenance, repairs and operation of the Property, including but not limited to roof and structural maintenance, Real Estate Taxes, Insurance Premiums, CAM Expenses, reasonable management fees, wages and salary costs of building management personnel, overhead and operation costs of a management office, janiterial, Utilities, and professional services such as accounting and legal fees. Operating Expenses do not include the cost of capital improvements, the cost of management office equipment and furnishings, depreciation on Landlord’s original investment, the cost of tenant improvements, reel estate brokers’ fees, advertising of space for lease, or interest of depreciation on capital investments.~~

~~5.    Roof and Structural Maintenance Expenses. “Roof and Structural Maintenance Expenses” means all costs of maintenance, repair and replacement of the roof, roof desk, flashings, skylights, foundation, floor slabs, structural compenents and the structural soundness of the building in general.~~

6.    Utilities. “Utilities” means charges for electricity, cable, gas, Internel access, water, sewer, telephone, trash removal, and any other services that are commonly understood to be utilities, including connection charges.

7.    Other Terms. Other terms that are not expressly defined are intended to have the meanings given those terms in common usage.

COMMERCIAL LEASE AGREEMENT – Page 4

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C.	Expense Reimbursement Limitations. The amount of Tenant’s Expense Reimbursement will be determined by one of the following methods as described and defined below [check only one]:

☐  Base Year Adjustment;

☐  Expense Stop Adjustment;

☐  Pro Rata Adjustment;

☒  Fixed Amounts; or

☐  Net Lease.

D.	Expense Reimbursement Limitation Definitions.

1.

~~Base Year Adjustment. If “Base Year Adjustment” has been checked above, Tenant shall pay to Landlord as additional Rent Tenant's Pro Rata Share of increases in the applicable expenses (these checked in Section 1.09.A, above) for the Property for any calender year during the Term or during any Extension of this Lease, over such amounts paid by Landlord for the Base Year (the “Base Year”).~~

2.

~~Expense Stop Adjustment. If “Expense Step Adjustment” has been checked above. Tenant shall pay to Landlord as additional Rent Tenant’s Pro Rata Share of increases in the applicable expenses (these checked in Section 1.09.A. above), for the Property for any calender year during the Term or during any Extension of this Lease, over $ per square feet of floor area (as set forth in Section 1.04D) per year.~~

3.

~~Pro Rata Adjustment. If “Pro Rata Adjustment” has been checked above, Tenant shall pay to Landlord as additional Rent Tenant’s Pre-Rata Share of the total amount of the applicable expenses (these checked in Section 1.09.A above) for every calender year during the Term and during any extension of this Lease.~~

4.

Fixed Amounts. If “Fixed Amounts” has been checked above, Tenant shall pay to Landlord as additional Rent the following monthly amounts (regardless of whether they have been checked in Section 1.09.A, above) as Tenant’s Expense Reimbursements to Landlord for the following expenses that are incurred by or assessed against the Property:

~~Real Estate Taxes~~	~~$~~	~~per month.~~
~~Insurance Premiums~~	~~$~~	~~per month.~~
~~CAM Expenses~~	~~$~~	~~per month.~~
~~Operating Expenses~~	~~$~~	~~per month.~~
~~Roof & Structural Maintenance Expenses~~	~~$~~	~~per month.~~
Electricity	$	per month.
Cable	$	per month.
Gas	$	per month.
Internet Access	$	per month.
Water	$	per month.
Sewer	$	per month.
Telephone	$	per month.
Trash Removal	$	per month.
All Other Utilities	$	per month.

5.

~~Net Lease. If “Net Lease” has been checked above, then notwithstanding anything contained in this Lease to the contrary in Section 6.02, Article Seven or otherwise, Tenant shall be responsible for paying Tenant’s Pro Rata Share of all costs of complience with laws, ownership, maintenance, repairs, replacements, operation of the Premises, and Operation of the Property, including but not limited to all costs of Real Estate Taxes, Insurance Premiums, Common Area Maintenance Expenses, Operating Expenses, Roof and Structural Maintenance Expenses, and all Utilities (regardless of whether they have been checked in Section 1.09.A. above).~~

COMMERCIAL LEASE AGREEMENT – Page 5

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E.

First Payment. The sum of the Monthly Base Rent for the first month of the Term for which Base Rent is due (which may be later than the first month of the Term, if there is a free rent period), and the initial estimated monthly Expense Reimbursement payments (before adjustments) is set forth below. Upon the execution of this Lease, in addition to the Security Deposit, Tenant shall pay the first monthly payment in the sum of the amounts set forth below.

Initial Monthly Base Rent			$6,500.00
~~Real Estate Taxes~~		~~$~~
~~Insurance Premiums~~		~~$~~
~~CAM Expenses~~		~~$~~
~~Operating-Expenses~~		~~$~~
~~Roof & Structural Maintenance Expenses~~		~~$~~
Electricity		$
Cable		$
Gas		$
Internet Access		$
Water		$
Sewer		$
Telephone		$
Trash Removal		$
All Other Utilities		$
Total			$6,500.00

[Complete the amount of the first Base Rent payment to be due, as well as estimated amounts of any other monthly payments that start at the beginning of the Term of this Lease. Put N/A or strike through the rest. Any estimated amounts are subject to adjustment pursuant to other provisions of this Lease. If any expense payments are not due at the beginning of the Term, they may begin later in the Term pursuant to other provisions of this Lease.]

F.

Expense Reimbursement Payments. Tenant agrees to pay any end-of-year lump sum Expense Reimbursement within 30 days after receiving an invoice from Landlord. Any time during the Term, Landlord may direct Tenant to pay monthly an estimated portion of the projected future Expense Reimbursement amount. Any such payment directed by Landlord will be due and payable monthly on the same day that the Base Rent is due. Landlord may, at Landlord’s option and to the extent allowed by applicable law, impose a Late Charge on any Expense Reimbursement payments that are not actually received by Landlord on or before the due date, in the amount and manner set forth in Section 3.03 of this Lease. Any Expense Reimbursements relating to partial calendar years will be prorated accordingly. If Tenant’s Pro Rata Share is not expressed in Section 1.04.E of this Lease, then Tenant’s Pro Rata Share of such Expense Reimbursements will be based on the square footage of useable area contained in the Premises in proportion to the square footage of useable building area of the Property. Tenant may audit or examine those items of expense in Landlord’s records that relate to Tenant’s obligations under this Lease. Landlord shall promptly refund to Tenant any overpayment that is established by an audit or examination. If the audit or examination reveals an error of more than 5% over the figures billed to Tenant, Landlord shall pay the reasonable cost of the audit or examination.

G.

☐ ~~Cross Up Provisions. [Check this only if applicable.] If the Property is a multi tenant building and is not fully occupied during the Base Year or any portion of the Term, an adjustment will be made in computing the variable costs for the Base Year and each applicable calendar year of the Term. Variable costs that are included in the CAM Expenses, Operating Expenses and Utilities will be increased proportionately to the amounts that, in Landlord’s reasonable judgment, would have been incurred had 95% of the useable area of the Property been occupied during these years~~.

COMMERCIAL LEASE AGREEMENT – Page 6

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1.10	Permitted Use:	General Office
[See Section 6.01]

1.11       Party to whom Tenant is to deliver payments under this Lease is the Landlord, ~~unless one of the following boxes is checked, in which case Tenant shall deliver payments to:~~ ☐ ~~Principal Broker, or~~ ☐ ~~Other [Set forth name and address, if other than Landlord or Principal Broker]~~:

1.12

Principal Broker:                    J. Elmer Turner, Realtors Inc.                    , is acting as the agent for Landlord exclusively, ~~unless one of the following boxes is checked, in which case Principal Broker is acting as:~~ ☐ ~~the agent for Tenant exclusively, or~~ ☐  ~~and intermediary.~~

	Principal Broker’s Address:	2626 Cole Avenue, Suite 606
Dallas, Texas75204
Telephone:	(214)954-1221	Fax:	(214)954-6410
Email:	turner1898@gmail.com

1.13

Cooperating Broker: Esrp Advisory Dallas, LLC is acting as the agent for Tenant exclusively, ~~unless one of the following boxes is checked, in which case Cooperating Broker is acting as:~~ ☐ ~~the agent for Landlord exclusively, or~~ ☐ ~~on intermediary.~~

	Cooperating Broker’s Address:		One Cowboys Way Suite 350
Frisco, TX 75034
	Telephone:	(972)977-7200	Fax:
	Email:	jake.pavelka@esrp.com

1.14       The Professional Service Fee (the “Fee”):

A.

The percentages applicable in Section 15.01 and Section 15.02 to leases will be 4.500 % of the Base Rent to Principal Broker and ,% of the Base Rent to Cooperating Broker, ~~if the Fee is based on an amount per square feet, that amount is $ per square feet to Principal Broker and $ per square feet to Cooperating Broker.~~ The Fee will be paid in this manner described in Subsection 15.01A (half on execution and half on the Commencement Date), ~~unless this box~~ ☐ ~~is checked, in which case the Fee will be paid in this manner described in Subsection 15.01B (monthly).~~

B.	The percentages applicable in Section 15.03 in the event of a sale will be % to Principal Broker and % to Cooperating Broker.

1.15       Disclosure of Dual Capacity as Broker and Principal. [Complete if applicable]

A.                      n/a                                is a licensed Texas real estate broker and is acting in a dual capacity as broker for Landlord and as a principal in this transaction, as he or she may be Landlord (or one of the owners of Landlord).

B.                      n/a                                is a licensed Texas real estate broker and is acting in a dual capacity as broker for Tenant and as a principal in this transaction, as he or she may be Tenant (or one of the owners of Tenant).

1.16       Exhibits and Addenda. Any exhibit or addendum attached to this Lease (as Indicated by the boxes checked below) is incorporated as a part of this Lease. Any term not specifically defined in an Addendum will have the same meaning given to it in the body of this Lease.

COMMERCIAL LEASE AGREEMENT – Page 7

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☐	Exhibit “A”	Survey and/or Legal Description of the Property
☐	Exhibit “B”	Floor plan and/or Site Plan
☒	Exhibit “C”	Information About Brokerage Services
☐	Exhibit “D”	Other
☒	Addendum “A”	Renewal Options
☐	Addendum “B”	Construction of Improvements by Landlord
☐	Addendum “C”	Construction of Improvements by Tenant
☐	Addendum “D”	Percentage Rental and Gross Sales Reports
☐	Addendum “E”	Right of First Refusal for Additional Space
☐	Addendum “F”	Guaranty
☒	Addendum “G”	Rules and Regulations
☐	Addendum “H”	Rooftop Lease
☐	Addendum “I”	Parking
☒	Addendum “J”	Additional Provisions Addendum
☐	Addendum “K”	Other

ARTICLE TWO

LEASE AND TERM

2.01        Lease of Premises for Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term stated in Section 1.05. The Commencement Date is the date specified in Section 1.05, unless advanced or delayed under any provision of this Lease.

2.02        Delays in Commencement. Landlord will not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date specified in Section 1.05 above. Landlord’s non-delivery of possession of the Premises to Tenant on the Commencement Date will hot affect this Lease or the obligations of Tenant under this Lease. However, the Commencement Date will be delayed until possession of the Premises is delivered to Tenant. The Term will be extended for a period equal to the delay in delivery of possession of the Premises to Tenant, plus the number of days necessary for the Term to expire on the last day of a month. If Landlord does not deliver possession of the Premises to Tenant within 60 days after the Commencement Date specified in Section 1.05. Tenant may cancel this Lease by giving a written notice to Landlord at any time after the 60-day period ends, but before Landlord actually delivers possession of the Premises to Tenant. If Tenant gives such notice, this Lease will be canceled effective as of the date of its execution, any prepaid amounts will be reimbursed to Tenant, and no party will have any rights or obligations under this Lease. If Tenant does not give such notice within the time specified, Tenant will have no right to cancel this Lease, and the Term will commence upon the delivery of possession of the Premises to Tenant. If delivery of possession of the Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the revised Commencement Date and Expiration Date of the Term.

2.03        Early Occupancy. If Tenant occupies the Premises before the Commencement Date, Tenant’s occupancy of the Premises will be subject to all of the provisions of this Lease. Early occupancy of the Premises will not advance the Expiration Date. Unless otherwise provided in this Lease, Tenant shall pay Base Rent and all other charges specified in this Lease for the period of occupancy.

2.04        Holding Over. Tenant shall vacate the Premises immediately upon the expiration of the Term or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord as a result of any delay by Tenant in vacating the Premises. If Tenant does not vacate the Premises upon the expiration of the Term or earlier termination of this Lease, Tenant’s occupancy of the Premises will be a day-to-day tenancy, subject to all of the terms of this Lease, except that the Base Rent during the holdover period will be increased to an amount that is one-and-one-half (1½) times the Base Rent in effect on the expiration or termination of this Lease, computed on a daily basis for each day of the holdover period, plus all additional sums due under this Lease. This Section will not be construed as Landlord’s consent for Tenant to hold over or to extend this Lease.

COMMERCIAL LEASE AGREEMENT – Page 8

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ARTICLE THREE

RENT AND SECURITY DEPOSIT

3.01        Manner of Payment. Tenant shall pay the Rent to Landlord at the address set forth in Section 1.02, unless another person is designated in Section 1.11, or to any other party or address Landlord may designate in any written notice delivered to Tenant Landlord may designate, in a written notice delivered to Tenant, the party authorized to receive Rent and act on behalf of Landlord to enforce this Lease. Any such authorization will remain in effect until it is revoked by Landlord in a subsequent written notice delivered to Tenant. Any payments made to a third party designated by Landlord will be deemed made to Landlord when received by the designated third party. All sums payable by Tenant under this Lease, whether or not expressly denominated as Rent, will constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code and for all other purposes.

3.02        Time of Payment. Upon execution of this Lease, Tenant shall pay the installment of Base Rent for the first month of the Term for which Base Rent Is due (which may be later than the first month of the Term, if there is a free rent period). On or before the first day of the next month and each month thereafter, the installment of Base Rent and other sums due under this Lease will be due and payable, in advance, without off-set deduction or prior demand. Tenant shall cause payments to be properly mailed or otherwise delivered so as to be actually received (and not merely deposited in the mail) by Landlord (or the party identified in Section 1.11, or any other third party designated by Landlord) on or before the due date. If the Term commences or ends on a day other than the first or last day of a calendar month, the rent for any partial calendar month following the Commencement Date or preceding the end of the Term will be prorated. Tenant shall pay any such prorated portion for a partial calendar month at the beginning of the Term on the Commencement Date. Tenant shall pay any such prorated portion for a partial calendar month at the end of the Term on the first day of that calendar month.

3.03        Late Charges. Tenant’s failure to promptly pay sums due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of those costs is impractical or extremely difficult to ascertain. The costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease or deed of trust encumbering the Premises. Payments due to Landlord under this Lease are not an extension of credit. Therefore, if any payment under this Lease is not actually received on or before the due date (and not merely deposited in the mail), Landlord may, at Landlord’s option and to the extent allowed by applicable law, impose a Late Charge on any late payments in an amount equal to 10% of the amount of the past due payment (the “Late Charge”) after the payment is more than five days past due. A Late Charge may be Imposed only once on each past due payment. Any Late Charge will be in addition to Landlord’s other remedies for nonpayment of Rent. If any check tendered by Tenant under this Lease is dishonored for any reason, Tenant shall pay to Landlord a dishonored check foe of $30.00, plus (at Landlord’s option) a Late Charge as provided above until Good Funds (defined below) are received by Landlord. The parties agree that any Late Charge and dishonored check fee represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment or dishonored check. If there are any Late Charges, dishonored check fees, installments of Base Rent, arid any other unpaid charges or reimbursements due to Landlord, then Landlord may apply any payments received from Tenant to any amounts due in any order Landlord may choose. Notwithstanding the foregoing, Landlord will not impose a Late Charge as to the first late payment in any calendar year, unless Tenant fails to pay the late payment to Landlord within three business days after the delivery of a written notice from Landlord to Tenant demanding the late payment be paid. However, Landlord may impose a Late Charge without advance notice to Tenant on any subsequent late payment in the same calendar year.

3.04.       Security Deposit. Upon execution of this Lease, in addition to the installment of Base Rent due under Section 3.02, and in addition to any other amounts that are due from Tenant upon the execution of this Lease, Tenant shall deliver to Landlord a Security Deposit in the amount stated in Section 1.08. Landlord may apply all or part of the Security Deposit to any unpaid Rent, and damages and charges for which Tenant is legally liable under this Lease, and damages and charges that result from a breach of this Lease, including but not limited to, the cost to cure Tenant’s failure to comply with Section 7.05 and any other provision that requires Tenant to leave the Premises in a certain condition upon the expiration or termination of this Lease. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within 10 days after Landlord’s written demand. Tenant’s failure to restore the full amount of the Security Deposit within the time specified will be a default under this Lease. No interest will be paid on the Security Deposit Landlord will not be required to keep the Security Deposit separate from its other accounts, and no trust relationship is created with respect to the Security Deposit. After the expiration of this Lease, Landlord shall refund the unused portion of the Security Deposit, if any, to Tenant within 60 days after the date Tenant surrenders possession of the Premises and provides a written notice to Landlord of Tenant’s forwarding address for the purpose of refunding the Security Deposit. The provisions of this Section will survive the expiration or termination of this Lease.

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3.05        Good Funds Payments. If any two or more payments by check from Tenant to Landlord for Rent are dishonored and returned unpaid, thereafter Landlord may, at Landlord’s option, by the delivery of a written notice to Tenant, require that all future payments of Rent for the remaining Term of this Lease must be made by cash, certified check, cashier’s check, official bank check, money order, wire transfer or automatic electronic funds transfer (“Good Funds”), and that the delivery of Tenant’s personal or corporate check will no longer constitute payment of Rent under this Lease. Any acceptance by Landlord of a payment for Rent by Tenant’s personal or corporate check thereafter will not be construed as a waiver of Landlord’s right to insist upon payment by Good Funds as set forth in this Section.

ARTICLE FOUR

TAXES

4.01Payment by Landlord. Landlord shall pay the real estate taxes on the Premises during the Term, subject to reimbursement by Tenant pursuant to any other provision in this Lease.

4.02Improvements by Tenant. If the real estate taxes levied against the Premises for the year in which the Term commences are increased as a result of any additions or improvements made by Tenant, or by Landlord at Tenant’s request, Tenant shall pay to Landlord upon demand the amount of the increase and continue to pay the increase during the Term. Landlord shall use reasonable efforts to obtain from the tax assessor a written statement of the amount of the increase due to such additions or improvements.

4.03Joint Assessment. If the real estate taxes are assessed against the Premises jointly with other property that is not part of the Premises, the real estate taxes applicable to the Premises will be equal to the amount bearing the same proportion to the aggregate assessment that the total square feet of building area in the Premises bears to the total square feet of building area included in the joint assessment. If there are no improvements on the Property or the other property, then land area will be used instead of building area for the calculation of the proportional assessment. If there are improvements on one of the jointly assessed properties but not on the other property, then the calculation of the proportional assessment must be done in a reasonable manner.

4.04Personal Property Taxes. Tenant shall pay all taxes assessed against trade fixtures, furnishings, equipment, inventory, products, or any other personal property belonging to Tenant. Tenant shall use reasonable efforts to have Tenant’s property taxed separately from the Premises. If any of Tenant’s property is taxed with the Premises, Tenant shall pay the taxes for Tenant’s property to Landlord within 15 days after Tenant receives a written statement from Landlord for the property taxes.

4.05Waiver of Right to Protest Taxes. Unless otherwise provided in this Lease: (i) Landlord retains the right to protest the tax assessment of the Property, and Tenant waives the right to protest; and (ii) Tenant waives Landlord’s obligation to provide Tenant with a notice of the tax valuation of the Property.

ARTICLE FIVE

INSURANCE AND INDEMNITY

5.01Property Insurance. During the Term, Landlord shall maintain insurance policies covering damage to the Premises in an amount or percentage of replacement value as Landlord deems reasonable in relation to the age, location, type of construction and physical condition of the Premises and the availability of insurance at reasonable rates. The policies will provide protection against risks and causes of loss that landlord reasonably deems necessary. Landlord may, at Landlord’s option, obtain Insurance coverage for Tenant’s fixtures, equipment and Improvements in or on the Premises. Promptly after the receipt of a written request from Tenant, Landlord shall provide a certificate of insurance showing the insurance coverage then in effect Tenant shall, at Tenant’s expense, obtain and maintain insurance on Tenant’s fixtures, equipment and improvements in or on the Premises as Tenant reasonably deems necessary to protect Tenant’s interest, Any property insurance carried by Landlord or Tenant will be for the sole benefit of the party carrying the insurance and under its sole control.

COMMERCIAL LEASE AGREEMENT – Page 10

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5.02            Increases in Premiums. Tenant shall not conduct or permit any operation or activity, or store or use any materials, in or around the Premises that would cause suspension or cancellation of any insurance policy carried by Landlord. If Tenant’s use or occupancy of the Premises causes Landlord’s insurance premiums to increase, then Tenant shall pay to Landlord, as additional Rent, the amount of the increase within 10 days after Landlord delivers written evidence of the increase to Tenant.

5.03            Liability Insurance. During the Term, Tenant shall maintain a commercial general liability insurance policy, at Tenant’s expense, insuring Tenant against liability arising out of the use or occupancy of the Premises, and naming Landlord as an additional insured. The initial amounts of the insurance must be at least $1,000,000 or, If the following blank is completed $                          for Each Occurrence, $2,000,000 or, if the following blank is completed $                          General Aggregate per policy year, and $10,000 for Medical Expense. If Tenant’s liability Insurance coverage is less than $5,000,000, and if this box ☐ is checked, then Tenant must also maintain a commercial liability umbrella policy in amount to provide a combination of liability insurance coverage to equal a $5,000,000 total limit. The coverage amounts will be subject to periodic increases as Landlord may reasonably determine from time to time. The amounts of the insurance will not limit Tenant’s liability or relieve Tenant of any obligation under this Lease. The policies must contain cross-liability endorsements and must insure Tenant’s performance of the indemnity provisions of Section 5.04. The policies must contain a provision that prohibits cancellation or modification of the policy except upon 30 days’ prior written notice to Landlord. Tenant shall deliver a copy of the policy or certificate of insurance to Landlord before the Commencement Date and before the expiration of the policy during the Term. If Tenant fails to maintain the policy, Landlord may elect to maintain the insurance at Tenant’s expense.

5.04            Indemnity. Landlord will not be liable to Tenant or to Tenant’s employees, agents, invitees or visitors, or to any other person, for any injury to persons or damage to property on or about the Premises or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant. Tenant’s employees, subtenants, agents, licensees or concessionaires or any other person entering the Premises under express or implied invitation of Tenant, or arising out of the use of the Premises by Tenant and the conduct of Tenant’s business, or arising out of any breach or default by Tenant in the performance of Tenant’s obligations under this Lease. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Tenant will not be liable for any injury or damage caused by the negligence or misconduct of Landlord, or Landlord’s employees or agents, and Landlord agrees to indemnify and hold Tenant harmless from any loss, expense or damage arising out of such damage or injury.

5.05            Waiver of Subrogation. Each party to this Lease waives any and every claim that arises or may arise in its favor against the other party during the Term of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Premises, to the extent the loss or damage is covered by and recoverable under valid and collectible insurance policies. These mutual waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. Inasmuch as these mutual waivers will preclude the assignment of any such claim by way of subrogation to an insurance company (or any other person), each party agrees to immediately give to each insurance company that has issued an insurance policy to such party written notice of the terms of such mutual waivers, and to cause the policies to be endorsed to prevent the invalidation of the insurance coverage by reason of these waivers.

COMMERCIAL LEASE AGREEMENT – Page 11

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ARTICLE SIX

USE OF PREMISES

6.01            Permitted Use. Tenant may use the Premises only for the Permitted Use stated in Section 1.10. Tenant acknowledges that: (i) the current use of the Premises or the improvements located on the Premises, or both, may not conform to city ordinances or restrictive covenants with respect to the permitted use, zoning, height limitations, setback requirements, minimum parking requirements, coverage ratio of improvements to land area, and other matters that may have a significant impact upon the Tenant’s intended use of the Premises; (ii) Tenant has independently investigated and verified to Tenant’s satisfaction the extent of any limitations or non-conforming uses of the Premises; and (iii) Tenant is not relying upon any representations of Landlord or the Brokers with respect to any such matters.

6.02            Compliance with Laws. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and will promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and other activities in or upon, or connected with the Premises, all at Tenant’s sole expense, including any expense or cost resulting from the construction or installation of fixtures and improvements or other accommodations for handicapped or disabled persons required for compliance with governmental laws and regulations, including but not limited to the Texas Architectural Barriers Act (the “TABA”) and the Americans with Disabilities Act (the “ADA”). To the extent any alterations to the Premises are required by the TABA, the ADA or other applicable laws or regulations, Tenant shall bear the expense of the alterations. To the extent any alterations to areas of the Property outside the Premises are required by the TABA, the ADA or other applicable laws or regulations (for “path of travel” requirements or otherwise), Landlord shall bear the expense of the alterations.

6.03            Certificate of Occupancy. If required, Tenant shall apply for Certificate of Occupancy from the municipality in which the Property is located before the Commencement Date, and obtain a Certificate of Occupancy before Tenant occupies the Premises. If Tenant is unable to obtain a Certificate of Occupancy after making an application and diligently pursuing it, then Tenant may terminate this Lease by delivering a written notice to Landlord, unless either Landlord or Tenant is willing and able to cure the defects that prevented the issuance of the Certificate of Occupancy, Either Landlord or Tenant may cure any such defects, at their own expense, including any repairs, replacements, or installations of any items that are not presently existing on the Premises, but neither of them have any obligation to do so (unless another provision of this Lease states otherwise). If Tenant delivers a written termination notice to Landlord under this Section, and then any defects are cured and a Certificate of Occupancy is issued within 15 days after Tenant delivered the notice, then this Lease will remain in force. If this Lease is terminated because Landlord and Tenant cannot get a Certificate of Occupancy, then Landlord will return to Tenant any prepaid rent and any Security Deposit, and the parties will have no further obligations under this Lease. References in this Lease to a “Certificate of Occupancy” mean a Certificate of Occupancy sufficient to allow the Tenant to occupy the Premises for the Permitted Use.

6.04            Signs. Without the prior written consent of Landlord, Tenant may not place any signs, ornaments or other objects on the Premises or the Property, including but not limited to the roof or exterior of the building or other improvements on the Property, or paint or otherwise decorate or deface the exterior of the building or other improvements on the Property. Any signs installed by Tenant must conform to applicable laws, deed restrictions, and other applicable requirements. Tenant must remove all signs, decorations and ornaments at the expiration or termination of this Lease, and must repair any damage and close any holes caused by installation or removal.

6.05            Utility Services. Unless otherwise provided in this Lease, Tenant shall pay the cost of all Utilities used for the Premises, and the cost of replacing light bulbs and tubes. Unless otherwise required by law, Landlord is the party entitled to designate utility and telecommunication service providers to the Property and the Premises. Landlord may, at Landlord’s option, allow Tenant to select the provider. If Tenant selects the provider, any access or alterations to the Property or the Premises necessary for the Utilities may be made only with Landlord’s prior consent, which Landlord will not unreasonably withhold or delay. If Landlord incurs any utility or connection charges that Tenant is responsible to pay and Landlord pays the charges, Tenant shall reimburse Landlord Immediately upon receipt of a written notice from Landlord stating the amount of the charges.

COMMERCIAL LEASE AGREEMENT – Page 12

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6.06            Landlord’s Access. Landlord and Landlord’s agents will have the right to, upon reasonable advance notice, and without unreasonably interfering with Tenant’s business, enter the Premises: (a) to inspect the general condition and state of repair of the Premises, (b) to make repairs required or permitted under this Lease, (c) to show the Premises or the Property to any prospective tenant or purchaser, and (d) for any other reasonable purpose. If Tenant changes the locks on the Premises, Tenant must provide Landlord with a copy of each separate key upon Landlord’s request. During the last 150 days of the Term, Landlord and Landlord’s agents may erect signs on or about the Premises advertising the Premises for lease or for sale.

6.07            Possession. If Tenant pays the Rent, properly maintains the Premises, and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Term, subject to the provisions of this Lease.

6.08            Exemptions from Liability. Landlord will not be liable for any damage to the business (including any loss of income), goods, inventory, furnishings, fixtures, equipment, merchandise or other property of Tenant, Tenant’s employees, invitees or customers, or for any injury to Tenant or Tenant’s employees, invitees, customers or any other person in or about the Premises, whether the damage or injury is caused by or results from: (a) fire, steam, electricity, Water, gas or wind; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Premises or other portions of the Property, or from other sources or places; or (d) any act or omission of any other occupant of the Property. The provisions of this Section will not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

ARTICLE SEVEN

PROPERTY CONDITION, MAINTENANCE, REPAIRS AND ALTERATIONS

7.01            Property Condition. Except as disclosed in writing by Landlord to Tenant before the execution of this Lease, to the best of Landlord’s actual knowledge: (i) the Premises have no known latent structural or construction defects of a material nature; and (ii) none of the improvements to the Premises have been constructed with materials known to be a potential health hazard to occupants of the Premises. Unless otherwise expressly set forth in this Lease, Landlord represents that on the Commencement Date (and for a period of 30 days thereafter): (a) the fixtures and equipment serving the Premises are in good operating condition, including the plumbing, electrical and lighting systems, any fire protection sprinkler system, the HVAC (defined below) systems and equipment, the roof, skylights, doors, overhead doors, windows, dock levelers and elevators; and (b) the interior of the Premises is in good condition. Tenant will have a period of 30 days after the Commencement Date to inspect the Premises and notify Landlord in writing of any defects and maintenance, repairs or replacements required to the above named fixtures, equipment and interior. Within a reasonable period of time after the timely receipt of any such written notice from Tenant, Landlord shall, at Landlord’s expense, correct the defects and perform the maintenance, repairs and replacements.

7.02            Acceptance of Premises. Tenant has inspected, or has had an opportunity to inspect, the Premises, before the execution of this Lease, Tenant has determined that the Premises may be used for the Permitted Use. Subject to the provisions in Section 7.01, and any other express obligations of Landlord in this Lease to construct any improvements, make repairs, or correct defects, Tenant agrees to accept the Premises in “AS IS” condition and with all faults (other than latent defects). To the extent permitted by applicable law, Tenant waives any implied warranties of Landlord as to the quality or condition of the Premises or the Property, or as to the fitness or suitability of the Premises or the Property for any particular use.

7.03            Maintenance and Repairs. Landlord will not be required to perform any maintenance or repairs, or management services, in the Premises, except as otherwise provided in this Lease. Tenant will be fully responsible, at Tenant’s expense, for all maintenance and repairs, and management services, other than those that are expressly set forth in this Lease as Landlord’s responsibility.

COMMERCIAL LEASE AGREEMENT – Page 13

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A.            Landlord’s Obligations.

(1) Subject to the provisions of Article Eight (Damage or Destruction) and Article Nine (Condemnation) and except for damage caused by any act or omission of Tenant, Landlord shall keep the roof, skylights, foundation, structural components and the structural portions of exterior walls of the Premises in good order, condition and repair. Landlord will not be obligated to maintain or repair windows, doors, overhead doors, plate glass or the surfaces of walls. In addition, Landlord will not be obligated to make any repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for repairs. If any repairs are required to be made by Landlord, Tenant shall, at Tenant’s sole cost and expense, promptly remove Tenant’s furnishings, fixtures, inventory, equipment and other property, to the extent required to enable Landlord to make repairs. Landlord’s liability under this Section will be limited to the cost of those repairs or corrections. Tenant waives the benefit of any present or future law that might give Tenant the right to repair the Premises at Landlord’s expense or to terminate this Lease because of the condition.

(2) All repairs, maintenance, management and other services to be performed by Landlord or Landlord’s agents involve the exercise of professional judgment by service providers, and Tenant expressly waives any claims against Landlord for breach of warranty arising from the performance of those services.

B.            Tenant’s Obligations. Subject to the provisions of Section 7.01, Section 7.03A, Article Eight (Damage or Destruction) and Article Nine (Condemnation), Tenant shall, at all times, keep all other portions of the Premises in good order, condition and repair (except for normal wear and tear), including, but not limited to, maintenance, repairs and all necessary replacements of the windows, plate glass, doors, overhead doors, HVAC equipment, electrical and lighting systems, fire protection sprinkler system, dock levelers, elevators, interior and exterior plumbing, the interior and exterior of the Premises in general, pest control and extermination, down spouts, gutters, paving, railroad siding, care of landscaping and regular mowing of grass. In addition, Tenant shall, at Tenant’s expense, repair any damage to any portion of the Property, including the roof, skylights, foundation, or structural components and exterior walls of the Premises, caused by Tenant’s acts or omissions. If Tenant fails to maintain and repair the Property as required by this Section, Landlord may, on 10 days’ prior written notice, enter the Premises and perform the maintenance or repair on behalf of Tenant, except that no notice is required in case of emergency, and Tenant shall reimburse Landlord immediately upon demand for all costs incurred in performing the maintenance or repair, plus a reasonable service charge.

C.            HVAC Service. This Section pertains to the heating, ventilation and air-conditioning (“HVAC”) systems and equipment that service the Premises, [Check one box only.]

☐    (1) Landlord is obligated to provide the HVAC services to the Premises only during the operating hours of the Property (as described below).

☐    (2) Landlord will provide the HVAC services to the Premises during the operating hours of the Property (as described below) for no additional charge and will, at Tenant’s request, provide HVAC services to the Premises during other hours for an additional charge of $                     per hour. Tenant will pay Landlord the charges under this paragraph promptly after receipt of Landlord’s invoice. Hourly charges are charged on a half-hour basis. Any partial hour will be rounded up to the next half hour. Tenant will comply with Landlord’s procedures to make a request to provide the additional HVAC services in advance.

☒    (3) Tenant will pay for the HVAC services under this Lease. For any HVAC system that services only the Premises, Tenant shall, at Tenant’s own cost and expense, enter into a regularly scheduled preventative maintenance and service contract for all such HVAC systems and equipment during the Term. If Tenant fails to enter into such a service contract acceptable to Landlord, Landlord may do so on Tenant’s behalf and Tenant agrees to pay Landlord the cost and expense thereof, plus a reasonable service charge, periodically upon demand.

COMMERCIAL LEASE AGREEMENT – Page 14

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D. Operating Hours of the Property. The operating hours of the Property are the times reasonably determined by Landlord unless they are specified here, [specify the operating hours of the Property including the days of the week, and whether Saturdays, Sundays and holidays are included]:

no restrictions on operating hours

E. Cleaning. Tenant must keep the Premises clean and sanitary and promptly dispose of all trash in appropriate receptacles. Tenant will provide, at Tenant’s expense, janitorial services to the Premises, ~~unless this box ☐ is checked, in which case Landlord will provide janitorial services to the Premises that are customary for the property type. Tenant will maintain, at Tenant’s expense, any grease trap on the Property that Tenant uses, including but not limited to periodic emplying and cleaning, as well as making any modification to the grease trap that may be necessary to comply with any applicable law.~~

7.04Alterations, Additions and improvements. Tenant may not create any openings in the roof or exterior walls without the prior written consent of Landlord. Tenant may not make any alterations, additions or improvements to the Premises (“Alterations”) without the prior written consent of Landlord. However, Tenant is not required to obtain the Landlord’s prior written consent for non-structural Alterations that do not cost more than $5,000 and that do not modify or affect the roof, plumbing, HVAC systems or electrical systems. Consent for non-structural Alterations in excess of $5,000 or that modify or affect plumbing, HVAC systems or electrical systems will not be unreasonably withheld, conditioned or delayed by Landlord. Tenant may erect or install trade fixtures, shelves, bins, machinery, HVAC systems, and refrigeration equipment, provided that Tenant complies with all applicable governmental laws, ordinances, codes, and regulations. At the expiration or termination of this Lease, Tenant may, subject to the restrictions of Section 7.05, remove items installed by Tenant, provided Tenant is not in default at the time of the removal and Tenant repairs, in a good and workmanlike manner, any damage caused by the installation or removal Tenant shall pay for all costs incurred or arising out of Alterations and will not permit any mechanic’s or materialman’s lien to be filed against the Premises or the Property. Upon request by Landlord, Tenant shall deliver to Landlord proof of payment, reasonably satisfactory to Landlord, of all costs incurred in connection with any Alterations.

7.05Condition upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the same condition as received, except for normal wear and tear and any damage caused by a casualty that Tenant is not otherwise obligated to repair under any provision of this Lease. Tenant will not be obligated to repair any damage that Landlord is required to repair under Article Seven (Property Condition) or Article Eight (Damage or Destruction). In addition, Landlord may require Tenant to remove any Alterations before the expiration or termination of this Lease and to restore the Premises to their prior condition, all at Tenant’s expense. However, Tenant will not be required to remove any Alterations that were made with Landlord’s consent or that were otherwise permitted under the terms of this Lease, All Alterations that Tenant does not remove will become Landlord’s property upon the expiration or termination of this Lease. In no event may Tenant remove any of the following items without Landlord’s prior written consent: (i) electrical wiring or power panels; (ii) lighting or lighting fixtures; (iii) wall coverings, drapes, blinds or other window coverings; (iv) carpets or other floor coverings; (v) HVAC equipment; (vi) plumbing equipment; (vii) fencing or gates; or (viii) any fixtures, equipment or other items that, if removed, would affect the operation or the appearance of the Property. However, Tenant may remove Tenant’s trade fixtures, equipment used in Tenant’s business, and personal property. The provisions of this Section will survive the expiration or termination of this Lease.

COMMERCIAL LEASE AGREEMENT – Page 15

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ARTICLE EIGHT

DAMAGE OR DESTRUCTION

8.01Notice. If any buildings or other improvements situated on the Property are damaged or destroyed by fire, flood, windstorm, tornado or other casualty, Tenant shall immediately give written notice of the damage or destruction to Landlord.

8.02Partial Damage. If the Premises are damaged by fire, tornado or other casualty, and rebuilding and repairs can be completed within 120 days after the date Landlord receives written notification from Tenant of the occurrence of the damage, then this Lease will not terminate, but Landlord shall proceed with reasonable diligence to rebuild and repair the Premises (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Premises) to substantially the condition they were in before the damage. To the extent the Premises cannot be occupied (in whole or in part) after the casualty, the Rent payable under this Lease during the period the Premises cannot be fully occupied will be adjusted equitably.

If the casualty occurs during the last 18 months of the Term, Landlord will not be required to rebuild or repair the damage unless Tenant exercises Tenants renewal option (if any) within 15 days after the date Landlord receives written notification of the occurrence of the damage. If the casualty occurs during the last 18 months of the Term and Tenant does not so exercise Tenant’s renewal option, or if there is ho renewal option in this Lease, Landlord may, at Landlord’s option, terminate this Lease by delivering a written termination notice to Tenant, in which case the Rent will be abated for the unexpired portion of the Term, effective on the date Landlord received written notification of the damage.

8.03Substantial or Total Destruction. If the Premises are substantially or totally destroyed by fire, tornado, or other casualty, or so damaged that rebuilding and repairs cannot reasonably be completed within 120 days after the date Landlord receives written notification from Tenant of the occurrence of the damage, either Landlord or Tenant may terminate this Lease by promptly delivering a written termination notice to the other party, in which event the monthly installments of Rent will be abated for the unexpired portion of the Term, effective on the date of the damage or destruction. If neither party promptly terminates this Lease, Landlord shall proceed with reasonable diligence to rebuild and repair the Premises (except that Tenant shall rebuild and repair Tenant’s fixtures and improvements in the Premises). To the extent the Premises cannot be occupied (in whole or in part) after the casualty, the Rent payable under this Lease during the period the Premises cannot be fully occupied will be adjusted equitably.

ARTICLE NINE

CONDEMNATION

If, during the Term, all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or are conveyed to the condemning authority under threat of condemnation, this Lease will terminate and the monthly installments of Rent will be abated during the unexpired portion of the Term, effective on the date of the taking. If less than a substantial part of the Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is conveyed to the condemning authority under threat of condemnation, Landlord shall promptly, at Landlord’s expense, restore and reconstruct the Premises (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Premises) in order to make the Premises reasonably suitable for the Permitted Use. The Rent payable under this Lease during the unexpired portion of the Term will be adjusted equitably. If there is a taking of the Property that has a material, adverse effect on the operation of Tenant’s business in the Premises, then the Rent will be adjusted equitably. Landlord and Tenant will each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceeding. The termination of this Lease will not affect the rights of the parties to those awards.

COMMERCIAL LEASE AGREEMENT – Page 16

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ARTICLE TEN

ASSIGNMENT AND SUBLETTING

Tenant may not assign this Lease or sublet the Premises or any portion thereof, without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. Any assignment or subletting will be expressly subject to all terms and provisions of this Lease, including the provisions of Section 6.01 pertaining to the use of the Premises. In the event of any assignment or subletting, Tenant will remain fully liable for the full performance of all of Tenant’s obligations under this Lease. Tenant may not assign Tenant’s rights under this Lease or sublet the Premises without first obtaining a written agreement from the assignee or sublessee whereby the assignee or sublessee agrees to assume the obligations of Tenant under this Lease and to be bound by the terms of this Lease. If a Default occurs while the Premises is assigned or sublet, Landlord may, at Landlord’s option, in addition to any other remedies provided in this Lease or by law, collect directly from the assignee or subtenant all rents becoming due under the terms of the assignment or subletting and apply the rents against any sums due to Landlord under this Lease. No direct collection by Landlord from any assignee or subtenant will release Tenant from Tenant’s obligations under this Lease.

ARTICLE ELEVEN

DEFAULT AND REMEDIES

11.01            Default. Each of the following events is a default under this Lease (a “Default”):

A.

Failure of Tenant to pay any installment of the Rent or other sum payable to Landlord under this Lease on the date that it is due, and the continuance of that failure for a period of five days after Landlord delivers written notice of the failure to Tenant. This clause will not be Construed to permit or allow a delay in paying Rent beyond the due date and will not affect Landlord’s right to impose a Late Charge as permitted in Section 3.03;

B.

Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money, and the continuance of that failure for a period of 30 days after Landlord delivers written notice of the failure to Tenant;

C.

Failure of Tenant or any guarantor of Tenant’s obligations under this Lease to pay its debts as they become due or an admission in writing of inability to pay its debts, or the making of a general assignment for the benefit of creditors;

D.

The commencement by Tenant or any guarantor of Tenant’s obligations under this Lease of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

E.

The commencement of any case, proceeding or other action against Tenant or any guarantor of Tenant’s obligations under this Lease seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and Tenant or any guarantor: (i) falls to obtain a dismissal of such case, proceeding, or other action within 60 days of its commencement; or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter; or (iii) is the subject of an order of relief that is not fully stayed within seven business days after the entry thereof; and

F.

Vacancy or abandonment by Tenant of any substantial portion of the Premises or cessation of the use of the Premises for the purpose leased, and the continuance of that vacancy, abandonment or cessation for a period of 30 days after Landlord delivers a written notice to Tenant.

COMMERCIAL LEASE AGREEMENT – Page 17

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11.02            Remedies. Upon the occurrence of any Default listed in Section 11.01, Landlord may pursue any one or more of the following remedies without any prior notice or demand.

A.

Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy that Landlord may have for possession of the Premises or Rent in arrears, enter upon and take possession of the Premises and expel Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for any claim for damages due to the termination of this Lease or termination of possession. Tenant shall pay to Landlord on demand the amount of all Rent and loss and damage Landlord may suffer by reason of the termination or inability to relet the Premises up to the date of termination, in addition to any other liabilities that survive the termination of this Lease.

B.

Landlord may enter upon and take possession of the Premises, without terminating this Lease and without being liable for any claim for damages due to termination of possession, and expel Tenant and any other person who may be occupying the Premises or any part thereof. Landlord may relet the Premises and receive rent from the new occupant. Tenant agrees to pay to Landlord monthly, or on demand from time to time, any deficiency that may arise by reason of any such reletting. In determining the amount of the deficiency, professional service fees, reasonable attorneys’ fees, court costs, remodeling expenses and other costs of reletting will be subtracted from the amount of rent received from the new occupant.

C.

Landlord may enter upon the Premises, without terminating this Lease and without being liable for any claim for damages due to such entry, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses that Landlord incurs in performing Tenant’s obligations under this Lease, together with interest thereon at the rate of 12% per annum from the date spent until paid.

D.

Landlord may sue Tenant for damages for breach of this Lease after Tenant’s Default and abandonment of the Premises, or after Landlord terminates Tenant’s possession and Tenant vacates the Premises, in which case the measure of damages is the sum of: (i) the unpaid Rent up to the date of the abandonment or vacancy, plus (ii) the difference between the Rent for the remainder of the Term after abandonment or vacancy, and the fair market rental value of this Lease for the remainder of the Term after abandonment or vacancy, such difference to be discounted to present value at a rate equal to the rate of interest that is allowed by law in the State of Texas when the parties to a contract have not agreed on any particular rate of interest (or, in the absence of such law, at the rate of 6% per annum). Neither the enforcement or collection by Landlord of those amounts nor the payment by Tenant of those amounts will constitute a waiver by Landlord of any breach, existing or in the future, of any of the terms or provisions of this Lease by Tenant or a waiver of any rights or remedies that the Landlord may have with respect to any breach.

E.

In addition to the foregoing remedies, Landlord may change or modify the locks on the Premises if Tenant fails to pay the Rent when due, Landlord will not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Premises unless and until Tenant pays Landlord all Rent that is delinquent. Tenant agrees that Landlord will not be liable for any damages resulting to the Tenant from the lockout. When Landlord changes or modifies the locks, Landlord or Landlord’s agent shall post a written notice in accordance with Section 93,002of the Texas Property Code, or its successor statute. Tenant may be subject to legal liability if Tenant or Tenants representative tampers with any lock after the locks have been changed or modified.

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F.

No re-entry or taking possession of the Premises by Landlord will be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant Notwithstanding any re-entry, taking possession or reletting. Landlord may, at any time thereafter, elect to terminate this Lease for a previous Default, Pursuit of any of the foregoing remedies will not preclude pursuit of any other remedies provided by law, nor will pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the provisions in this Lease. Failure of Landlord to declare any Default immediately upon its occurrence, or failure to enforce one or more of Landlord’s remedies, or forbearance by Landlord to enforce one or more of Landlord’s remedies upon a Default, will not be deemed to constitute a waiver of any of Landlord’s remedies for any Default. Pursuit of any one of the remedies will not preclude pursuit by Landlord of any of the other remedies provided in this Lease. The loss or damage that Landlord may suffer by reason of a Default by Tenant under this Lease, or the deficiency from any reletting, will include the expense of taking possession and any repairs performed by Landlord after a Default by Tenant. If Landlord terminates this Lease at any time for any Default in addition to other Landlord’s remedies, Landlord may recover from Tenant all damages Landlord may incur by reason of the Default, including the cost of recovering the Premises and the Rent then remaining unpaid.

G.

Nothing in this Lease will be construed as imposing any duty upon Landlord to relet the Premises. Landlord will have no duty to mitigate Landlord’s damages except as required by applicable law. Any duty imposed by law on Landlord to mitigate damages after a Default by Tenant will be satisfied if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

(1) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

(2) Landlord will not be obligated to lease or show the Premises on a priority basis, or offer the Premises to a prospective tenant when other space in the Property suitable for the prospective tenant’s use is (or soon will be) available;

(3) Landlord will not be obligated to lease the Premises to a Substitute Tenant for an amount less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Property, nor will Landlord be obligated to enter into a new lease under other terms arid conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Property;

(4) Landlord will not be obligated to enter into a lease with a Substitute Tenant whose use would:

(i)   violate any restriction, covenant, or requirement contained in the lease of another tenant of the Property;

(ii)  adversely affect the reputation of the Property; or

(iii) be incompatible with other uses of the Property.

(5) Landlord will not be obligated to enter into a lease with a Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources to pay the Rent under the new lease and operate the Premises In a first class manner; and

(6) Landlord will not be required to spend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless;

(i)   Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with the Substitute Tenant (which payment will not be In lieu of any damages or other sums to which Landlord may be entitled as a result of Tenants Default under this Lease); or

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(ii)   Landlord, in Landlord’s reasonable discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the Substitute Tenant.

H.

No right or remedy of Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy will be cumulative and in addition to any other right or remedy now or hereafter existing under this Lease, at law, in equity or by statute. Landlord will not be liable for any damages resulting to Tenant from any right or remedy exercised by Landlord, regardless of the cause, even If it is caused by the sole, joint or concurrent negligence of Landlord.

11.03            Notice of Default. Tenant shall give written notice of any failure by Landlord to perform any of Landlord’s obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord will not be in default under this Lease unless Landlord (or the ground lessor, mortgagee or beneficiary) fails to cure the nonperformance within 30 days after receipt of Tenant’s notice. However, if the nonperformance reasonably requires more than 30 days to cure, Landlord will not be in default if the cure is commenced within the 30-day period and is thereafter diligently pursued to completion.

11.04            Limitation of Landlord’s Liability. As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises, or the leasehold estate under a ground lease of the Premises, at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such title or estate. Any Landlord who transfers its title, estate or other interest is relieved of all liability with respect to the obligations of Landlord under this Lease accruing on or after the date of the transfer, and Tenant agrees to recognize the transferee as Landlord under this Lease. However, each Landlord shall deliver to its transferee the Security Deposit held by Landlord, to the extent the Security Deposit has not then been applied under the terms of this Lease.

ARTICLE TWELVE

LANDLORD’S CONTRACTUAL LIEN

In addition to the statutory Landlord’s lien, Tenant hereby grants to Landlord a security interest to secure payment of all Rent and other sums of money becoming due under this Lease from Tenant, upon all inventory, goods, wares, equipment, fixtures, furniture and all other personal property of Tenant situated in or on the Premises, together with the proceeds from the sale thereof. Tenant may not remove such property without the consent of Landlord until all Rent in arrears and other sums then due to Landlord under this Lease have been paid. Upon the occurrence of a Default, Landlord may, in addition to any other remedies provided in this Lease or by law, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated in or on the Premises without liability for trespass or conversion, and sell the property at public or private sales, with or without having the property at the sale, after giving Tenant reasonable notice of the time and place of any such sale. Unless otherwise required by law, notice to Tenant of the sale will be deemed sufficient if given in the manner prescribed in this Lease at least 10 days before the time of the sale. Any public sale made under this Article will be deemed to have been conducted in a commercially reasonable manner if held on the Premises or where the property is located, after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county where the Premises is located for five consecutive days before the date of the sale. Landlord or its assigns may purchase at a public sale and, unless prohibited by law, at a private sale. The proceeds from any disposition pursuant to this Article, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys’ fees and expenses), will be applied as a credit against the indebtedness secured by the security interest granted in this Article. Any surplus will be paid to Tenant or as otherwise required by law, and Tenant shall promptly pay any deficiencies. Landlord is authorized to file a financing statement to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Texas Business and Commerce Code in effect in the State of Texas. Provided Tenant is not in default under any of the terms of this Lease, upon written request by Tenant, Landlord shall deliver a written subordination of Landlord’s statutory and contractual liens to any liens and security interests securing any institutional third party financing of Tenant Landlord shall not unreasonably withhold or delay the delivery of Landlord’s written subordination.

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ARTICLE THIRTEEN

PROTECTION OF LENDERS

13.01      Subordination and Attornment. Landlord may subordinate this Lease to any future ground Lease, deed of trust or mortgage encumbering the Premises, and advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord’s right to subordinate is subject to Landlord providing Tenant with a written Subordination, Non-disturbance and Attornment Agreement from the ground lessor, beneficiary or mortgagee wherein Tenant’s right to peaceable possession of the Premises during the Term will not be disturbed if Tenant pays the Rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default, in which case Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize the transferee or successor as Landlord under this Lease. Tenant’s rights under this Lease are subordinate to any existing ground lease, deed of trust or mortgage encumbering the Premises. However, if any ground lessor, beneficiary or mortgagee elects to have this Lease be superior to its ground lease, deed of trust or mortgage and gives Tenant written notice thereof, then this Lease will be deemed superior to the ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of the ground lease, deed of trust or mortgage or the date of recording thereof.

13.02      Signing of Documents. Tenant shall sign and deliver any document that may be requested to evidence any attornment or subordination, or any agreement to attorn or subordinate, as long as the document is consistent with the provisions of Section 13.01. If Tenant fails to do so within 10 days after a written request, Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact to execute and deliver the attornment or subordination document.

13.03      Estoppel Certificates.

A.	Upon Landlord’s written request, Tenant shall execute and deliver to Landlord a written statement (an “Estoppel Certificate”) certifying:

(1) whether Tenant is an assignee or subtenant;

(2) the Expiration Date of this Lease;

(3) the number of renewal options under this Lease, if any, and the total period of time covered by the renewal options,

(4) that none of the terms or provisions of this Lease have been changed since the original execution of this Lease, except as shown on any attached amendments or modifications;

(5) that no default exists under the terms of this Lease by either Landlord or Tenant;

(6) that Tenant has no claim against Landlord under this Lease and has no defense or right of offset against collection of Rent or other charges accruing under this Lease;

(7) the amount and payment date of the last payment of Rent, the period of time covered by that payment, and the amount of any rental payments made in advance;

(8) the amount of any Security Deposit and other deposits, if any; and

(9) the Identity and address of any guarantor of this Lease.

Tenant shall deliver the statement to Landlord within 10 days after Landlord’s request. Landlord may forward any such statement to any prospective purchaser or lender of the Premises. The purchaser or lender may rely conclusively upon the statement as true and correct.

B.

If Tenant does not deliver the Estoppel Certificate to Landlord within the 10-day period, Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (1) that the terms and provisions of this Lease have hot been changed except as otherwise represented by Landlord; (2) that this Lease has not been terminated except as otherwise represented by Landlord; (3) that not more than one monthly installment of Base Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent; and (5) that Landlord is not in default under this Lease. In such event, Tenant will be estopped from denying the truth of the presumed facts.

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C.

Also, if Tenant does not deliver the Estoppel Certificate to Landlord within the 10-day period, Landlord may deliver a written notice to Tenant stating that Tenant must deliver an Estoppel Certificate under this Section within five days after Tenant receives the notice. If Tenant does not deliver an Estoppel Certificate to Landlord within five days after Tenant receives the notice, then Tenant’s failure to deliver an Estoppel Certificate will constitute a Default under this Lease, notwithstanding any longer period of time under Section 11.01 that Tenant would otherwise be allowed to cure a failure before the failure would become a Default.

13.04     Tenant’s Financial Condition. Within 10 days after a written request from Landlord, but not more than two times in any calendar year, Tenant shall deliver to Landlord financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by the lender to facilitate the financing or refinancing of the Premises. Tenant represents to Landlord that each financial statement is a true, complete, and accurate statement as of the date of the statement. All financial statements will be confidential and will be used only for the purposes set forth in this Lease.

ARTICLE FOURTEEN

ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY

14.01     Tenant’s Compliance with Environmental Laws. Tenant, at Tenant’s expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of Federal, State, county and municipal authorities pertaining to Tenant’s use of the Property and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable Federal, State and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Section 14.05). waste disposal, air emissions and other environmental matters, all zoning arid other land use matters, and with any direction of any public officer or officers, pursuant to law, which impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Property.

14.02     Tenant’s Indemnification. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Property by Tenant, or Tenant’s agents, employees, contractors or invitees without the prior written consent of Landlord. If the presence of Hazardous Materials on the Property caused or permitted by Tenant results in contamination of the Property or any other property, or if contamination of the Property or any other property by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Property, damages for the loss or restriction on use of rentable or unusable space or of any amenity or appurtenance of the Property, damages arising from any adverse impact on marketing of building space or land area, sums paid in settlement of claims, reasonable attorneys’ fees, court costs, consultant fees and expert fees) that arise during or after the Term as a result of the contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local government agency because of Hazardous Materials present in the soil or ground water on or under the Property. Without limiting the foregoing, if the presence of any Hazardous Materials on the Property (or any other property) caused or permitted by Tenant results in any contamination of the Property, Tenant shall promptly take all actions at Tenant’s sole expense as are necessary to return the Property to the condition existing prior to the introduction of any such Hazardous Materials, provided that Landlord’s approval of such actions is first obtained.

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14.03      Landlord’s Representations. Landlord represents, to the best of Landlord’s actual knowledge, that: (i) any handling, transportation, storage, treatment or usage of Hazardous Materials that has occurred on the Property to date has been in compliance with all applicable Federal, State, and local laws, regulations and ordinances; and (ii) no leak, spill, release, discharge, emission or disposal of Hazardous Materials has occurred on the Property to date and that the soil or groundwater on or under the Property is free of Hazardous Materials as of the Commencement Date, unless expressly disclosed by Landlord to Tenant in writing.

14.04      Landlord’s Indemnification. Landlord hereby indemnifies, defends and holds Tenant harmless from any claims, judgments, damages, penalties, fines, costs, liabilities, (including sums paid in settlements of claims) or loss, Including, without limitation, reasonable attorneys’ fees, court costs, consultant fees, and expert fees, which arise during or after the Term of this Lease from or in connection with the presence or suspected presence of Hazardous Materials in the soil or groundwater on or under the Property, unless the Hazardous Material is released by Tenant or is present as a result of the negligence or willful conduct of Tenant. Without limiting the generality of the foregoing, the indemnification provided by this Section will specifically cover costs incurred in connection with any Investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local governmental authority.

14.05      Definition. For purposes of this Lease, the term “Hazardous Materials” means any one or more pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent or oil as defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Clean Water Act, as amended, the Water Pollution Control Act, as amended, the Solid Waste Disposal Act, as amended, or any other Federal, State or local environmental law, regulation, ordinance, or rule, whether existing as of the date of this Lease or subsequently enacted.

14.06      Survival. The representations and indemnities contained in this Article Fourteen will survive the expiration or termination of this Lease.

ARTICLE FIFTEEN

PROFESSIONAL SERVICE FEES

15.01       Amount and Manner of Payment. Professional service Fees due to the Principal Broker and Cooperating Broker (together, the “Brokers”) will be calculated and paid as follows:

A.

Lump Sum. Unless the box for Section 15.01B is checked in Section 1.14A, then Landlord agrees to pay to each of the Brokers a lump sum professional service Fee for negotiating this Lease, plus any applicable sales taxes, equal to: (i) the percentages stated in Section 1.14A of the total Base Rent to become due to Landlord during the Term, if the blanks for percentages are completed; or (ii) the amounts per square foot in the Premises stated in Section 1.14A. if the blanks for amounts per square foot are completed. The Fees will be paid to the Brokers (i) one-half on the date of final execution of this Lease, and (ii) the balance on the Commencement Date of this Lease.

B.

~~Monthly: If the box for this Section 15.01B is checked in Section 1.14A, then Landlord agrees to pay to each of the Brokers a monthly professional service Fee for negotiating this Lease, plus any applieable sales taxes, equal to the percentages stated in Section 1.14A of each monthly Base Rent payment at the time the payment is due.~~

15.02      Payments on Renewal, Expansion or New Lease. Subject to the termination date stated in this Section below, if Tenant or Tenant’s successors or assigns: (a) exercises any right or option to renew or extend the Term (whether contained in this Lease or in any amendment to this Lease) or enters into a new lease covering the Premises, a portion of the Premises, or the Premises and additional space; or (b) enters into any new lease, expansion or other rental agreement as to any premises located on or constituting all or part of any real property owned by Landlord adjacent to the Property, then Landlord shall pay to each of the Brokers an additional Fee covering the full period of the renewal, extension, new lease, expansion or other rental agreement. The additional Fees will be due on the date of exercise of a renewal option, or the date of execution in the case of a new lease, expansion or other agreement The additional Fees will be computed and paid under Section 15.01A or Section 15.01B above (whichever has been made applicable under Section 1.14), as if a new lease had been made for such period of time. The Brokers’ right to receive these additional Fees will terminate on the date that is 10 years after the expiration of the Term of this Lease, as amended or extended.

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15.03      Payments on Sale. Subject to the termination date stated in this Section below, if Tenant or Tenant’s successors or assigns, purchases the Premises pursuant to a purchase option contained in this Lease (or in any amendment to this Lease or any other agreement) or otherwise purchases the Premises, the Property or any portion of either the Premises or the Property, then Landlord shall pay to each of the Brokers a Fee equal to the percentages stated in Section 1.14B of the purchase price, payable in Good Funds at the closing. Upon the closing of a sale to Tenant, any monthly lease Fees will terminate upon payment of the Fee on the sale. The Brokers’ right to receive the Fees set forth in this Section 15.03 will terminate on the date that is 10 years after the expiration of the Term of this Lease, as amended or extended.

15.04      Other Brokers. Both Landlord and Tenant represent to the other party that they have had no dealings with any person, firm or agent in the negotiation of this Lease other than the Brokers) named in this Lease, and no other broker, agent, person, firm or entity other than Broker(s) is entitled to any commission or fee in connection with this Lease.

15.05      Landlord’s Liability. Landlord will be liable for payment of all Fees solely to the Brokers, and Landlord will not be obligated to pay any claims by any undisclosed broker. The Principal Broker may pay a portion of the Fee to any Cooperating Broker pursuant to a separate agreement between the Brokers.

15.06      Joint Liability of Tenant. If Tenant enters into any new lease, extension, renewal, expansion, or other agreement to rent, occupy, or purchase any property described in Section 15.02 or Section 15.03 within the time specified in those Sections, the negotiations must be communicated through the Principal Broker (which may be done through the Cooperating Broker), otherwise Tenant will be jointly and severally liable with Landlord for any payments due or to become due to the Principal Broker.

15.07      Assumption on Sale. In the event of a sale or other transfer of the Premises by Landlord, Landlord shall assign this Lease to the purchaser or other transferee, and obtain from the purchaser or other transferee an Assumption Agreement in recordable form whereby the purchaser or other transferee agrees to pay the Brokers all Fees payable under this Lease. Landlord shall deliver a fully executed original counterpart of the Assumption Agreement to each of the Brokers upon the closing of the sale or other transfer of the Premises. Landlord will be released from personal liability for subsequent payments of Fees payable under this Lease only upon the delivery of the Assumption Agreement to the Brokers.

15.08     Termination. Landlord and Tenant agree that the Brokers are third party beneficiaries of this Lease with respect to the Fees, and that no change may be made by Landlord or Tenant as to the time of payment, amount of payment or the conditions for payment of the Fees without the written consent of the Brokers. The termination of this Lease by the mutual agreement of Landlord and Tenant will not affect the right of the Brokers to continue to receive the Fees agreed to be paid under this Lease, just as if Tenant had continued to occupy the Premises and had paid the Rent during the entire Term. Amendment or termination of this Lease under Article Eight (Damage or Destruction) and Article Nine (Condemnation) will not amend or terminate the Brokers’ right to collect the Fees.

15.09      Intermediary Relationship.

A.

If either of the Brokers has indicated in Section 1.12 or Section 1.13 or otherwise that they are acting as an intermediary, then Landlord and Tenant consent to the intermediary relationship, authorize such Broker or Brokers to act as an intermediary between Landlord and Tenant in connection with this Lease, and acknowledge that the source of any expected compensation to the Brokers will be Landlord, and the Brokers may also be paid a fee by Tenant. A broker, and any broker or salesperson appointed to communicate with and carry out instructions of one party, who acts as an intermediary is required to act fairly and impartially, and may not:

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(1) disclose to Tenant that Landlord will accept a rent less than the asking rent, unless otherwise instructed in a separate writing by Landlord;

(2) disclose to Landlord that Tenant will pay a rent greater than the rental submitted in a written offer to Landlord, unless otherwise instructed in a separate writing by Tenant;

(3) disclose any confidential information, or any information a party specifically Instructs the real estate broker or salesperson in writing not to disclose, unless:

(a) the broker or salesperson is otherwise instructed in a separate writing by the respective party;

(b) the broker or salesperson is required to disclose the information by the Texas Real Estate License Act or a court order ; or

(c) the information materially relates to the condition of the property;

(4) treat a party to the transaction dishonestly; or

(5) violate the Texas Real Estate License Act.

B.

Appointments. Each Broker is authorized to appoint, by providing written notice to the parties, one or more license holders associated with the Broker to communicate with and carry out instructions of one party, and one or more other license holders associated with the Broker to communicate with and cany out instructions of the other party. An appointed license holder may provide opinions and advice during negotiations to the party to whom the license holder is appointed.

ARTICLE SIXTEEN

MISCELLANEOUS AND ADDITIONAL PROVISIONS

16.01      Disclosure. Landlord and Tenant understand that a real estate broker is not an expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture, the TABA, or the ADA. The Brokers hereby advise Tenant to seek expert assistance on such matters. Brokers do not investigate a property’s compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of a property and its construction, or that relate to its acquisition. If the Brokers provide names of consultants or sources for advice or assistance, Tenant acknowledges that the Brokers do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired or leased. Furthermore, the Brokers do not warrant that the Landlord will disclose any or all property defects, although the Brokers Will disclose to Tenant any actual knowledge possessed by Brokers regarding defects of the Premises and the Property. In this regard, Tenant agrees to make all necessary and appropriate inquiries and to use diligence in investigating the Premises and the Property before signing this Lease. Tenant acknowledges and agrees that neither the Principal Broker nor any Cooperating Broker has made any representation to Tenant with respect to the condition of the Premises, and that Tenant is relying exclusively upon Tenant’s own investigations and the representations of Landlord, if any, with respect to the condition of the Premises. Landlord and Tenant agree to hold the Brokers harmless from any and all damages, claims, costs arid expenses resulting from or related to Landlord’s furnishing to the Brokers any inaccurate information with respect to the Premises, or Landlord’s concealing any material information with respect to the Premises. Landlord arid Tenant hereby agree to indemnify and defend the Brokers against any and all liabilities, claims, debts, damages, costs, or expenses, including but not limited to reasonable attorneys’ fees and court costs, related to or arising out of or in any way connected to (a) representations concerning matters properly the subject of advice by experts; or (b) any dispute directly between Landlord and Tenant regarding this Lease. In addition, to the extent permitted by applicable law, the Brokers’ liability for errors, omissions, or negligence is limited to the return of the Fee, if any, paid to the Brokers pursuant to this Lease.

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16.02      Force Majeure. If performance by Landlord of any term, condition or covenant in this Lease is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the control of Landlord, the period for performance of the term, condition or covenant will be extended for a period equal to the period Landlord is so delayed or prevented.

16.03      Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular will include the plural and the plural will include the singular, and the masculine, feminine and neuter genders will each include the other.

16.04      Waivers. Any waivers of any provisions of this Lease must be in writing and signed by the waiving party. Landlord’s delay or failure to enforce any provisions of this Lease or Landlord’s acceptance of late installment of Rent will not be a waiver and will not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a check from Tenant or in a letter accompanying a check will be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate, cash, or endorse the check without being bound to the conditions of any such statement.

16.05      Severability. A determination by a court of competent jurisdiction that any provision of this Lease is invalid or unenforceable will not invalidate the remainder of that provision or any other provision of this Lease, which will remain in full force arid effect.

16.06      Joint and Several Liability. All parties signing this Lease as Tenant will be jointly and severally liable for all obligations of Tenant. Tenant will be responsible for the conduct, acts and omissions of Tenant’s agents, employees, customers, contractors, invitees, agents, successors or others using the Premises with Tenant’s express or implied permission.

16.07      Amendments or Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective unless made a part of this Lease. All amendments to this Lease must be in writing and signed by all parties.

16.08      Notices. All notices and other communications required or permitted under this Lease must be in writing and will be deemed delivered, whether actually received or not, on the earlier of: (i) actual receipt if delivered in person or by messenger with evidence of delivery; or (ii) receipt of an electronic facsimile transmission (“Fax”) with confirmation of delivery; or (iii) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified in Article One of this Lease, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, certified mail, return receipt requested, postage prepaid, and properly addressed to the intended recipient as set forth in Article One. Notices sent by any other means will be deemed delivered when actually received, with proof of delivery. After possession of the Premises by Tenant, Tenant’s address for notice purposes will be the address of the Premises unless Tenant notifies Landlord in writing of a different address to be used for that purpose. Any party may change its address for notice by delivering written notice of its new address to all other parties in the manner set forth above. Copies of all notices should also be delivered to the Brokers, but failure to notify the Brokers will not cause an otherwise properly delivered notice to be ineffective. Also, copies of all notices must also be delivered to the following persons [if the blanks have been completed]:

Copies of notices to Landlord are to be delivered to:

Address:

Telephone:	Fax:
Email:

COMMERCIAL LEASE AGREEMENT – Page 26

©NTCAR 2014 - Form No. 2 (3/2014)

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 Copies of notices to Tenant are to be delivered to:

Drew Jones

Address:	2260 5th Avenue
Fort Worth TX 76110
Telephone:	2142260133	Fax
Email:		drew@harperandjones.com

☒ Landlord also consents to receive any notices by e-mail. [Check the box, if applicable.]

☒ Tenant also consents to receive any notices by e-mail. [Check the box, if applicable ]

16.09      Attorneys’ Fees. If, on account of any breach or default by any party to this Lease in its obligations to any other party to this Lease (including, but not limited to, the Brokers), it becomes necessary for a party to employ an attorney to enforce or defend any of its rights or remedies under this Lease, the non-prevailing party agrees to pay the prevailing party its reasonable attorneys’ fees and court costs, if any, whether or not suit is instituted in connection with the enforcement or defense.

16.10      Venue. All obligations under this Lease, including, but not limited to, the payment of Fees to the Brokers, will be performed and payable in the county in which the Property is located. The laws of the State of Texas will govern this Lease.

16.11      Survival. All obligations of any party to this Lease that are not fulfilled at the expiration or the termination of this Lease will survive such expiration or termination as continuing obligations of the party,

16.12      Binding Effect. This Lease will inure to the benefit of, and be binding upon, each of the parties to this Lease and their respective heirs, representatives, successors and assigns. However, Landlord will not have any obligation to Tenant’s successors or assigns unless the rights or interests of the successors or assigns are acquired in accordance with the terms of this Lease.

16.13      Right to Claim a Lien. If a commission agreement or other agreement to pay Fees to the Brokers is not included in this Lease, then be advised that pursuant to Chapter 62 of the Texas Property Code, each Broker hereby discloses the Broker’s right to claim a lien based on a separate written commission agreement or other agreement to pay Fees to the Broker, and this disclosure is incorporated in the commission agreement or other agreement to pay Fees.

16.14      Patriot Act Representation. Landlord and Tenant each represent to the other that: (1) its property interests are not blocked by Executive Order No. 13224, 66 Fed. Reg. 49079; (2) it is not a person listed on the Specially Designated Nationals and Blocked Persons list of the Office of Foreign Assets Control of the United States Department of the Treasury; and (3) it is not acting for or on behalf of any person on that list.

16.15      Counterparts. This Lease may be executed in a number of identical counterparts, and all counterparts will be construed together as one agreement.

16.16      Offer. The execution of this Lease by the first party to do so constitutes an offer to lease the Premises. Unless this Lease is signed by the other party and a fully executed copy is delivered to the first party by the earlier of this date March 1st, 2019 or the date that is 10 days after the date of execution by the first party, such offer to lease will be deemed automatically withdrawn. Any acceptance of an offer that has been withdrawn will only be effective if the party that withdrew the offer subsequently agrees to the acceptance either in writing or by course of conduct.

COMMERCIAL LEASE AGREEMENT – Page 27

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16.17      Additional Provisions. Landlord and Tenant agree to any provisions set forth on the attached Addenda (if any) and the following additional provisions (if any):

See Additional Provisions attached hereto as Addendum J and made part of thereof for all purposes.

COMMERCIAL LEASE AGREEMENT – Page 28

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16.18      Consult an Attorney. This Lease is an enforceable, legally binding agreement. Read it carefully. The Brokers involved in the negotiation of this Lease cannot give you legal advice. Landlord and Tenant acknowledge that they have been advised by the Brokers to have this Lease reviewed by competent legal counsel of their choice before signing this Lease. By executing this Lease, Landlord and Tenant each agree to the provisions contained in this Lease.

This Lease has been executed as of the Effective Date (as defined in Section 1.01).

LANDLORD:		LANDLORD:

Pasha & Sina, Inc.

By [Signature]:	/s/ Mohsen Heidari	By [Signature]:
Name:	Mohsen Heidari	Name:
Title:	President	Title:
Date of Execution:	2/27/19	Date of Execution:

TENANT:		TENANT:

Harper & Jones, LLC
DocuSigned by:
5B128B167CBE457
By [Signature]:	/s/ Drew Jones	By [Signature]:
Name:	Drew Jones	Name:
Title:	Manager	Title:
Date of Execution:	2/27/2019	Date of Execution:

PRINCIPAL BROKER:		COOPERATING BROKER:

J. Elmer Turner, Realtors Inc.		Esrp Advisory Da11as, LLC

By [Signature]:		By [Signature]:
Name:	Michael C. Turner	Name:	Damian M. Rivera
Title:	President	Title:	President National Account Services/Attroney-in-fact
Address:	2626 Cole Ave, Suite 606, Dallas, TX75204	Address:	One Cowboys Way Suite 350 Frisco, TX75034
Broker’s License No.:	381055	Broker’s License No.:	9002573
Tax ID No.:	75-2145972	Tax ID No.:

PERMISSION TO USE: This form is provided for the use of members of the North Texas Commercial Association of REALTORS®, Inc. (“NTCAR”), members of the North Texas Commercial Association of Real Estate Professionals, Inc, and other licensed users of an NTCAR electronic forms system, Permission is given to make limited copies of the current version of this form for use in a particular Texas real estate transaction. Please contact the NTCAR office to confirm that you are using the current version of this form, Mass production, or reproduction for resale, is not allowed without express permission. Any changes to this form must be made in a manner that is obvious. If any words are deleted, they must be left in the form with a line drawn through them. If changes are made that are not obvious, the person who made the change could be subject to a claim of fraud or misrepresentation for passing off an altered form as if it were the genuine NTCAR form.

COMMERCIAL LEASE AGREEMENT – Page 29

©NTCAR 2014 - Form No. 2 (3/2014)

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J. Elmer Turner, REALTORS, Inc

Information About Brokerage Services Texas law requires all real estate licensees to give the following information about brokerage services to prospective buyers, tenants, sellers and landlords.	11/2/2015

TYPES OF REAL ESTATE LICENSE HOLDERS:

#              A BROKER is responsible for all brokerage activities, including acts performed by sales agents sponsored by the broker.

#              A SALES AGENT must be sponsored by a broker and works with clients on behalf of the broker.

A BROKER’S MINIMUM DUTIES REQUIRED BY LAW (A client is the person or party that the broker represents):

#              Put the interests of the client above all others, including the broker’s own interests;

#              Inform the client of any material information about the property or transaction received by the broker;

#              Answer the client's questions and present any offer to or counter-offer from the client; and

#              Treat all parties to a real estate transaction honestly and fairly.

A LICENSE HOLDER CAN REPRESENT A PARTY IN A REAL ESTATE TRANSACTION:

AS AGENT FOR OWNER (SELLER/LANDLORD): The broker becomes the property owner’s agent through an agreement with the owner, usually in a written listing to sell or property management agreement. An owner's agent must perform the broker’s minimum duties above and must inform the owner of any material information about the property or transaction known by the agent, including information disclosed to the agent or subagent by the buyer or buyer’s agent.

AS AGENT FOR BUYER/TENANT: The broker becomes the buyer/tenant’s agent by agreeing to represent the buyer, usually through a written representation agreement. A buyer’s agent must perform the broker’s minimum duties above and must inform the buyer of any material information about the property or transaction known by the agent, including information disclosed to the agent by the seller or seller’s agent.

AS AGENT FOR BOTH - INTERMEDIARY: To act as an intermediary between the parties foe broker must first obtain the written agreement of each party to the transaction. The written agreement must state who will pay the broker and, in conspicuous bold or underlined print, set forth the broker’s obligations as an intermediary. A broker who acts as an intermediary:

#              Must treat all parties to the transaction impartially and fairly;

#              May, with the parties’ written consent, appoint a different license holder associated with the broker to each party (owner and buyer) to communicate with, provide opinions and advice to, and carry out the instructions of each party to the transaction.

#              Must not, unless specifically authorized in writing to do so by the party, disclose;

o             that the owner will accept a price less than the written asking price;

o             that the buyer/tenant will pay a price greater than the price submitted in a written offer; and

o             any coincidental information or any other information that a party specifically instructs the broker in writing not to disclose, unless required to do so by law.

AS SUBAGENT: A license holder acts as a subagent when aiding a buyer in a transaction without an agreement to represent the buyer. A subagent can assist the buyer but does not represent the buyer and must place the interests of the owner first.

TO AVOID DISPUTES, ALL AGREEMENTS BETWEEN YOU AND A BROKER SHOULD BE IN WRITING AND CLEARLY ESTABLISH:

●              The broker’s duties and responsibilities to you, and your obligations under the representation agreement.

●              Who will pay the broker for services provided to you, when payment will be made and how the payment will be calculated.

LICENSE HOLDER CONTACT INFORMATION: This notice is being provided for information purposes. It does not create an obligation for you to use the broker’s services. Please acknowledge receipt of this notice below and retain a copy for your records.

J. Elmer Turner, Realtors Inc.	381055	mike@jelmerturner.com	(214)954-1221
Licensed Broker /Broker Firm Name or	License No.	Email	Phone
Primary Assumed Business Name
Michael C. Turner	0277978	mike@jelmerturner.com	(214)954-1221
Designated Broker of Firm	License No.	Email	Phone

Licensed Supervisor of Sales Agent/	License No.	Email	Phone
Associate
Logan F. Turner	681322	logan@jelmerturner.com	(214)250-4578
Sales Agent/Associate’s Name	License No.	Email	Phone

[ILLEGIBLE]
Buyer/Tenant/Seller/Landlord Intials	Date

Regulated by the Texas Real Estate Commission	Information avaliable at www.trec.texas.gov
IABS 1-0

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J. Elmer Turner, REALTORS, Inc

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®

ADDENDUM “A” TO LEASE

RENEWAL OPTIONS

Address of the Premises:	2736 Routh St, Dallas, TX 76201-1970

1.	Option to Extend the Term. Landlord grants to Tenant Two (2) option(s) (each an “Option”) to extend the Term for an additional term of Thirty-six (36) months each (the “Extension”), on the same terms, conditions and covenants set forth in this Lease, except as provided below. Each Option may be exercised only by written note delivered to the Landlord no earlier than Two Hundred Seventy (270) days before, and no later than (180)days before, the expiration of the Term or the preceding Extension of the Term, whichever is applicable. If Tenant fails to deliver to Landlord a written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options will lapse, and there will be no further right to extend the Term. Each Option may only be exercised by Tenant on the express condition that, at the time of the exercise, Tenant is not in default under any of the provisions of this Lease. The Options are personal to Tenant and may not be exercised by an assignee or subtenant without Landlord’s written consent.

2.Calculation of Rent. The Base Rent during the Extension(s) will be determined by one of the following methods [check one]:

☐    A.Fair Market Rental. The Base Rent during the Extension will be the Fair Market Rental determined as follows:

a. The “Fair Market Rental” of the Premises means the price that a ready and willing tenant Would pay as of the commencement of the Extension as monthly rent to a ready and willing landlord of Premises comparable to the Premises if the property were exposed for lease on the open market for a reasonable period of time, and taking into account the term of the Extension, the amount of improvements made by Tenant at its expense, the creditworthiness of the Tenant, and all of the purposes for which the property may be used and not just the use proposed to be made of Ws Premises by Tenant Upon proper written notice by Tenant to Landlord of Tenant’s intention to elect to exercise the renewal Option, Landlord shall, within                       days thereafter, notify Tenant in writing of Landlord’s proposed Fair Market Rental amount, and Tenant shall thereupon notify Landlord of Tenant’s acceptance or rejection of Landlord’s proposed amount. Failure of Tenant to reject Landlord’s Fair Market Rental amount within                      days after receipt of Landlord’s notice will be deemed Tenant’s acceptance of Landlord’s proposed Fair Market Rental amount.

b. If Landlord and Tenant have not been able to agree on the Fair Market Rental amount within 40 days following the exercise of the Option, the Fair Market Rental for the Extension will be determined by the following appraisal process. Landlord and Tenant shall endeavor in good faith to select a single Appraiser. The term “Appraiser” means a State Certified Real Estate Appraiser licensed by the State of Texas to value commercial property. If Landlord and Tenant are able to agree upon and select a single Appraiser, that Appraiser will determine the Fair Market Rental for the Extension.

If Landlord and Tenant are unable to agree upon a single Appraiser within   days after the end of the 40-day period, each will then appoint one Appraiser by written notice to the other, given within                   days after the end of the 40-day period. Within five business days after the two Appraisers are appointed, the two Appraisers will appoint a third Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period, the single Appraiser appointed will determine the Fair Market Rental amount of the Premises. Each party will bear the cost of the appraiser appointed by it and the parties will share equally the cost of the third appraiser. The Fair Market Rental of the Premises will be the average of two of the three appraisals that are closest in amount, and the third appraisal will be disregarded.

ADDENDUM “A” TO LEASE – Page 1

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c.In no event will the Base Rent be reduced for any Extension, regardless of the Fair Market Rental determined by any appraisal. If the Fair Market Rental is not determined before the commencement of the extension, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Premises immediately before the Extension until the Fair Market Rental amount is determined, and when it is determined, Tenant shall pay to Landlord the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent

☐

B. Consumer Price Index Adjustment. The monthly Base Rent during the Extension will be determined by multiplying the monthly installment of Base Rent during the last month of the Term by a fraction determined as follows:

a.	The numerator will be the Latest Index that means either [check one]:

☐(1) the Index published for the nearest calendar month preceding the first day of the Extension, or

☐(2) the Index for the month of Extension.                     preceding the first day of the

b.	The denominator will be the Initial Index that means either [check one]:

☐(1) the Index published for the nearest calendar month preceding the Commencement Date,or

☐(2) the Index for the month of                      preceding the Commencement Date.

[If no blanks are filled in above, the choice (1) including the phrase “the nearest calendar month preceding” will apply. If the Index Is not yet published for the nearest calendar month preceding the applicable date, then “the nearest calendar month” means the first month preceding the applicable date for which the Index is published].

c.            The Index means the Consumer Price Index (CPI) for All Urban Consumers (All Items) U.S. City Average (unless this box is checked ☐ in which case the CPI for the Dallas/Fort Worth Consolidated Metropolitan Statistical Area will be used) published by the U. S. Department of Labor, Bureau of Labor Statistics (Base Index of 1982-84 =100). If the Index is discontinued or revised, the new index or computation that replaces the Index will be used in order to obtain substantially the same result as would have been obtained if it had not been discontinued or revised. If such computation would reduce the Rent for the particular Extension, it will be disregarded, and the Rent during the immediately preceding period will apply instead.

☒   C. Fixed Rental Adjustments. The monthly installments of Base Rent during the Extension(s) will be increased beginning on the following dates to these amounts:

Date:	See Additional Provisions	Amount:$
Date:		Amount:$
Date:		Amount:$
Date:		Amount:$

ADDENDUM “A” TO LEASE – Page 2

©NTCAR 2014 - Form No. 2(3/2014)

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J. Elmer Turner, REALTORS, Inc

North Texas Commercial association of Realtors®

ADDENDUM “G” TO LEASE

RULES AND REGULATIONS

Address of the Premises:	2736 Routh St. Dallas, TX 75201-1970

1.Application. Tenant, and Tenant’s employees and Invitees, shall abide by the following standards for the mutual safety, cleanliness, care, protection, comfort and convenience of all tenants and occupants of the Property. These Rules and Regulations apply to all of the Property as defined in this Lease including, but not limited to, the Premises, the building(s), the parking garages, if any, the common areas, driveways, and parking lots.

2.Consent Required. Any exception to these Rules and Regulations must first be approved in writing by Landlord. For purposes of these Rules and Regulations, the term “Landlord” includes the building manager, the building manager’s employees, and any other agent or designee authorized by Landlord to manage or operate the Property.

3.	Rules and Regulations:

a.Tenant may not conduct any auction, “flea market1’ or “garage sale” on the Premises nor store any goods or merchandise on the Property except for Tenant’s own business use. Food may not be prepared in the Premises except in small amounts for consumption by Tenant and Tenant’s officers and employees. Vending machines or dispensing machines may not be placed in the Premises without Landlord’s written approval. The Premises may not be used or occupied as sleeping quarters or for lodging purposes. Animals may not be kept in or about the Property.

b.Tenant shall not obstruct sidewalks, driveways, loading areas, parking areas, corridors, hallways, vestibules, stairs and Other similar areas designated for the collective use of tenants, or use such areas for Tenant’s storage, temporary or otherwise, or for any purpose other than going to and from the Premises. Tenant shall comply with parking rules and guidelines as may be posted on the Property from time to time.

c.Tenant shall not make any loud noises, unusual vibrations, unpleasant odors, objectionable or illegal activities on the Property. Tenant shall not permit the operation of any equipment in the Premises that annoys other occupants of the Property. Tenant shall not interfere with the possession of other tenants of the property.

d.Tenant may not bring any flammable, explosive, toxic, noxious, dangerous or hazardous materials onto the Property, except in small quantities as needed in Tenant’s business and used, stored, and disposed of in accordance with applicable laws.

e.Installation of security systems, telephone, television and other communication cables, fixtures and equipment must comply with Section 7.04 of the Lease, except that routine installation and construction of normal communication devices that do not require any holes in the roof or exterior walls of the Property do not require the written approval of Landlord.

f.Movement into or out of the building through public entrances, lobbies or corridors that requires use of a hand truck, dolly or pallet jack to carry freight, furniture, office equipment, supplies and other large or heavy material, must be limited to the service entrances and freight elevators only and must’be done at times and in a manner so as not to unduly inconvenience other occupants of the Property. All wheels for such use must have rubber tires and edge guards to prevent damage to the building. Tenant shall be responsible for and shall pay all costs to repair damages to the building caused by the movement of materials by Tenant.

ADDENDUM “G” TO LEASE – Page 1

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g.Requests by Tenant for building services, maintenance and repair must be made in writing to the office of the building manager designated by Landlord and must be dated. Tenant shall give prompt written notice to Landlord of any significant damage to or defects in the Premises or the Property, including plumbing, electrical and mechanical systems, heating, ventilating and air conditioning systems, roofs, windows, doors, foundation and structural components, regardless of whose responsibility it is to repair such damage or defects.

h.Tenant shall not change locks or install additional locks on doors without the prior written consent of Landlord. If Tenant changes locks or installs additional locks on the Property, Tenant shall provide Landlord with a copy of each separate key to each lock upon Landlord’s request. Upon termination of Tenant’s occupancy of the Premises, Tenant must surrender all keys to the Premises and the Property to Landlord.

i.Harmful liquids, toxic wastes, bulky objects, insoluble substances and other materials that may cause clogging, stains or damage to plumbing fixtures or systems must not be placed in the lavatories, water closets, sinks, or drains. Tenant must pay the costs to repair and replace drains, plumbing fixtures and piping that is required because of damage caused by Tenant

j.Tenant shall cooperate with Landlord and other occupants of the Property in keeping the Property and the Premises neat and clean. Nothing may be swept, thrown or left in the corridors, stairways, elevator shafts, lobbies, loading areas, parking lots or any other common areas on the Property. All trash and debris must be properly placed in receptacles provided therefor.

k.Landlord may regulate the weight and position of heavy furnishings and equipment on the floor of foe Premises, including safes, groups of filing cabinets, machines, and any other item that may overload the floor Tenant shall notify Landlord when heavy items are to be taken into or out of the building, and the placement and transportation of heavy items may be done only with the priorwritten approval of Landlord.

l.No window screens, blinds, draperies, awnings, solar screen films, window ventilators or other materials visible from the exterior of the Premises may be placed in the Premises without Landlord’s approval. Landlord is entitled to control all lighting that may be visible from the exterior of the building.

m.No advertisement, sign, notice, handbill, poster or banner may be exhibited, distributed, painted or affixed on foe Property. No directory of tenants is allowed on the Property other than that provided by Landlord.

n.Tenant agrees to cooperate with and assist Landlord in the prevention of peddling, canvassing and soliciting on the Property.

o.Tenant accepts any and all liability for damages and injuries to persons and property resulting from the serving or sales of alcoholic beverages by or on behalf of Tenant on or from the Property.

p.Any person entering and leaving foe building before and after normal working hours, or building hours if posted by Landlord, whichever applies, may be required to identify himself to security personnel by signing a list and giving the time of day and destination or location of the applicable Premises. Normal building business hours are established by Landlord from time to time.

4.Revisions. Landlord reserves the right to revise or rescind any of these Rules and Regulations and to make additional rules that Landlord may determine are necessary from time to time for the safety, protection, comfort and convenience of the tenants and visitors of the Property and for the care, protection and cleanliness of foe Property. Revisions and additions will be binding upon the Tenant as if they had been originally prescribed herein when furnished in writing by Landlord to Tenant, provided the additions and revisions apply equally to all tenants occupying the Property and do not impose any substantial cost to Tenant.

5.Enforcement. Any failure or delay by Landlord in enforcing these Rules and Regulations will not prevent Landlord from enforcing these Rules and Regulations in the future. If any of these Rules and Regulations is determined to be unenforceable, it will be severed from this Lease without affecting the remainder of these Rules and Regulations.

ADDENDUM “G” TO LEASE – Page 2

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ADDENDUM J

TO

COMMERCIAL LEASE AGREEMENT

FOR THE PROPERTY

AT 2736 ROUTH STREET, DALLAS

The terms and conditions contained in this Addendum J shall take precedence over any term or condition contained in the attached Commercial Lease Agreement.

16.18.A. Commencement Date. The Commencement Date shall be the later of (i) ninety (90) days from March 1, 2019 or (ii) the date in which landlord delivers space to tenant with all Landlord work complete. The utilities shall be reimbursed by Tenant during any period that the base rent is abated.

16.18.B. Signage. Tenant shall be permitted to install exterior signage as the city permits, and subject to Article 6.04. above. Tenant shall provide the Landlord with mockups of exterior signage and obtain the prior written approval from Landlord before installing any signage.

16.18.C. Tenant Improvements. Tenant shall paint the exterior of the structure during the first year of occupancy with a color mutually agreed upon between Tenant and Landlord. Tenant shall obtain the prior written approval from Landlord before completing any work on the exterior or interior of the building.

16.18.D. Landlord Improvements. Landlord shall refinish and stain the wood floors back to their original color, or a color mutually agreed upon between Tenant and Landlord prior to lease commencement.

16.18.E. Tenant Responsibilities. Tenant shall at all times maintain the landscaping in a first-class manner.

16.18.F. Monetary Default Notice. Notwithstanding anything to the contrary contained in the Commercial Lease Agreement, Landlord shall not be obligated to give more than two (2) written notices of default in any twelve (12) month period.

16.18.G. Early Termination. Landlord shall have the option to terminate this lease during the second renewal option period if the subject property and adjacent property are to be a part of a redevelopment. Landlord shall give Tenant one hundred eighty (180) days written notice of any such lease termination. Upon written notice from Landlord, Tenant has the option to terminate the lease at any time with thirty (30) days written notice to Landlord.

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16.18.H. HVAC Maintenance, Repair or Replacement. Notwithstanding anything contained in the Commercial Lease Agreement to the contrary, Tenant’s liability for any service call to repair or replace the HVAC equipment shall be limited to $500.00 per service call. Tenant shall not be responsible for more than $1,000.00 worth of HVAC repairs or replacement costs during occupancy. Tenant shall cause to be performed routine filter changes and routine seasonal maintenance at its cost and such routine maintenance expenses are to be outside the $1,000.00 limit on repair or replacement costs to the HVAC.

16.18.I. Landlord Suit Provision. Tenant shall provide to Landlord three (3) suits of Landlord’s choosing.

16.18. J. Renewal Option. So long as Tenant is not in monetary default, beyond any applicable cure periods, Tenant shall have the option(s) to renew per the attached addendum A. The gross rental rates for the renewal option(s) are as follows:

Option 1 - July 1, 2022

Year 1	$7,524.00 + Utilities
Year 2	$7,643.00 +Utilities
Year 3	$7,763.00 + Utilities

Option 2 - July 1, 2025

Year 1	$8,151.00 +Utilities
Year 2	$8,270.00 + Utilities
Year 3	$8,389.00 +Utilities

Initialed:		Initialed:
	Landlord		Tenant

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